EXHIBIT 10.35

INAMED CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1.             Purpose.  The Inamed Corporation 2000 Employee Stock Purchase Plan, as amended effective December 07, 2001, is hereby established for the benefit of Employees of the Company, its wholly owned Subsidiaries and any subsequently Designated Subsidiaries of the Company.  The Plan is intended to provide the Employees of the Employer with an opportunity to purchase Shares through accumulated payroll deductions and/or the Employee’s cash payments made pursuant to the Plan.  It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code.

2.             Definitions.  For purposes of the Plan:

(a)           “Affiliates” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(b)           “Associates” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(c)           “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Change in Capitalization” shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(f)            “Change of Control” of the Company shall be deemed to occur on the first to occur of the following:  (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

(i)            “Company” shall mean Inamed Corporation, a Delaware corporation.

(j)            “Compensation” shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for Federal income tax purposes, including an Employee’s portion of deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral, but excluding any foreign service allowance, severance pay, expenses or other special emolument or any credit or benefit under any employee plan maintained by the Employer.

(k)           “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee’s Employer, if such leave is for a continuous period of not more than one year or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(l)            “Designated Subsidiaries” shall mean the Subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become Subsidiaries of the Company after the adoption of the Plan.

(m)          “Effective Date” shall mean January 3, 2000, subject to the approval of the Company’s shareholders, which must occur within twelve months of the date the Plan is adopted by the Board.

(n)           “Employee”, as amended, shall mean any person, including an officer, who as of an Offering Date is regularly employed 30 hours or more per week by the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company and who has successfully completed the Introductory Period, and includes any person who is “highly compensated” within the meaning of Section 414(q) of the Code.

(o)           “Employer” shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company.

(p)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)           “Exercise Date” shall mean the last business day of each Offering Period, except as the Committee may otherwise provide.

(r)            “Fair Market Value” shall mean the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the closing price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the NASDAQ stock Market (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

(s)           “Introductory Period” as used herein, shall have the meaning ascribed to it in the Employee Handbook, as such handbook may be amended or supplemented from time to time.

(t)            “Offering Date”, as amended, shall mean February 1st  or August 1st  of each Plan Year.  The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

(u)           “Offering Period”, as amended, shall mean any six-month period beginning with an Offering Date prior to the end of the Term of the Plan, except that the Committee shall have the power to change the duration of other Offering Periods; provided, however, that no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its grant date.

(v)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporation in such chain.

(w)          “Participant” shall mean an Employee who participates in the Plan.

(x)            “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(y)           “Plan” shall mean this Inamed Corporation Employee Stock Purchase Plan, as amended from time to time.

(z)            “Plan Year”, as amended, shall mean from February 1 of a calendar year to and including January 31 of the following calendar year.

(aa)         “Shares” shall mean shares of the common stock, $.01 par value, of the Company (including any new, additional or different stock or securities resulting from a Change of Capitalization).

(bb)         “Subsidiary” shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.             Eligibility.

(a)           Subject to the requirements of Section 4(b) hereof, any person who is a regular Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

(b)           Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds the Fair Market Value of such shares (determined at the time such option is granted) of twelve thousand five hundred dollars ($12,500) per Offering Period or twenty-five thousand dollars ($25,000) for any calendar year in which such option would be outstanding at any time.

4.             Grant of Option; Participation:  Price.

(a)           On each Offering Date, the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and 10 hereof.

(b)           Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions of 1 to 15 percent in accordance with Section 5 hereof.  Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date.  Additionally, a Participant may participate to a greater extent by making cash payments in accordance with Section 5 hereof.  Total payroll deduction and cash contribution by a participant may not exceed $10,625.00 per Offering Period.

(c)           The option price per Share subject to an offering shall be the lesser of eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date and eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date.

5.             Payroll Deductions and Cash Payments.  Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from 1 percent to 15 percent of such Participant’s Compensation each pay period (the permissible range within such percentages to be determined by the Committee from time to time).  A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once each Offering Period, by filing a new authorization form with his or her Employer.  Additionally, a Participant may participate to a greater extent by making a cash contribution.  All payroll deductions and cash contributions made by a Participant shall be credited to such Participant’s account under the Plan.  Total payroll deduction and cash contribution by a Participant may not exceed $10,625.00 per Offering Period.

6.             Exercise of Option.

(a)           Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or unless the Committee otherwise provides, such Participant’s election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to such option will be purchased for such Participant at the applicable option price with accumulated payroll deductions and any additional cash payments made by the Participant in accordance with Section 5 hereof.

(b)           Any cash balance remaining in a Participant’s account after the termination of an Offering Period will be carried forward to the Participant’s account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan.  Otherwise, the Participant will receive a refund equal to the cash balance of his or her account.

(c)           The Shares purchased upon exercise of an option hereunder shall be credited to the Participant’s account under the Plan as of the Exercise Date and shall be deemed to be transferred to the Participant on such date.  Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the Participant’s account.

7.             Delivery of Shares.

(a)           As promptly as practicable after receipt by the Company of a written request for Shares from any Participant, the Company shall arrange the delivery to such Participant of a share certificate representing the Shares to which the Participant is entitled and which the Participant requests.  Subject to Section 7(b) hereof, requests for Shares may be made no more frequently than once each Offering Period.

(b)           Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be requested by a Participant more than once during an Offering Period upon the prior approval of the Committee, in its sole discretion.

8.             Withdrawal, Termination of Employment.

(a)           A Participant may request at any time all, but not less than all, cash amounts withheld under the Plan that have not been used to purchase Shares (including, without limitation, the payroll deductions and cash payments made by such Participant pursuant to this Plan) by giving written notice to the Company prior to the next occurring Exercise Date.  All such payroll deductions and cash payments made by a Participant pursuant to this Plan shall be paid to such Participant promptly after receipt of such Participant’s request, and such Participant’s option for the Offering Period in which the request occurs shall be automatically terminated.  No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

(b)           Upon termination of a Participant’s continuous status as an Employee during the Offering Period for any reason, including voluntary termination or termination due to disability or retirement, the payroll deductions and cash payments made by a Participant pursuant to this Plan that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s option will be automatically terminated.

(c)           A Participant’s withdrawal from an offering will not have any effect upon such Participant’s eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

9.             Dividends and Interest.

(a)           Cash dividends paid on Shares purchased pursuant to this Plan shall be promptly paid to such Participant in cash.  Dividends paid in property other than cash, in Shares or in share splits of the Shares shall be distributed to Participants as soon as practicable.

(b)           No interest shall accrue on or be payable with respect to the payroll deductions or cash payments made by a Participant pursuant to this Plan.

10.           Shares.

(a)           The maximum number of Shares which shall be reserved for sale under the Plan shall be 200,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof.  Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company.  If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4(a) hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b)           Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

11.           Administration.  The Plan shall be administered by the Committee and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.  Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer’s Employees.  No member of the committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.  All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

12.           Designation of Beneficiary.

(a)           A Participant must file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash to which the Participant is entitled under the Plan in the event of the Participant’s death.

(b)           Such designation of beneficiary may be changed by the Participant at any time by giving written notice to the Company, on forms supplied by the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.           Transferability.  Neither payroll deductions nor cash payments made by a Participant pursuant to this Plan nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof).  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to request funds in accordance with Section 8 hereof.

14.           Use of Funds.  All payroll deductions and additional cash payments received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15.           Reports.  Individual reports will be generated for each Participant in the Plan.  Such reports will be given to Participants as soon as practicable following each Offering Period, which reports will set forth the amounts of payroll deductions, additional cash payments, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the Participant’s account and the remaining cash balance, if any.

16.           Effect of Certain Changes.  In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation, adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised.  In the event of a Change of Control of the Company, the Offering Period shall terminate, unless otherwise provided by the Committee.

17.           Term of Plan.  Subject to the Board’s right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on January 1, 2010.  Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants’ accounts under the Plan shall be delivered to the respective Participant (or the Participant’s legal representative) as soon as practicable.

18.           Amendment to and Discontinuance of Plan.  The Board may at any time amend, suspend or discontinue the Plan.  Except as provided in Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant.  No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

19.           Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.           Regulations and Other Approvals; Governing Law.

(a)           This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)           The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)           To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the Plan in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

21.           Withholding of Taxes.  If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.